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nVent Electric PLC

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1 Spring 2024 nVent Shareholder Engagement

Forward-Looking Statements

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This presentation contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” "could," “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this presentation are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include adverse effects on our business operations or financial results, including due to the overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions, including the ECM Industries and other recent acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; volatility in currency exchange rates, interest rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated with operating foreign businesses, including risks associated with military conflicts, such as that between Russia and Ukraine, and related sanctions; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating and ESG goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this presentation. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this presentation.

KEY DEFINITIONS AND NOTES

Except as otherwise noted all references to 2023 and 2022 represent our results for the period indicated, presented on an adjusted basis. “Organic Sales" refers to GAAP revenue excluding (1) the impact of currency translation and (2) the impact of revenue from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested product lines not considered discontinued operations. “Segment Income” represents Operating Income exclusive of non-cash intangible amortization, certain acquisition related costs, costs of restructuring activities, impairments and other unusual non-operating items. Return on Sales ("ROS") equals Segment Income divided by Sales.

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nVent

3 Outstanding year of performance with strong growth and execution 2023 Business Results ▪ Sales of $3.3 billion , up 12% and 3% organically; acquisitions added 9 points ▪ Operating Income of $587 million compared to $440 million in 2022 ▪ Adjusted EPS of $3.06 , up 28% ▪ Free Cash Flow of $465 million , up 32% - 90% conversion of adjusted net income ▪ 56% annualized Total Shareholder Return - 95 th percentile of our compensation comparator group - 81 st percentile of the S&P 400 Industrials ▪ Strong growth and execution resulted in record sales, margins and cash flow ▪ Launched 95 new products driving >2 points of sales growth; new product vitality of 22% ▪ Data Solutions grew >20%, now represents >$450M in sales ▪ Completed acquisitions of ECM Industries and TEXA Industries, adding >$400M in annualized sales ▪ Made significant progress across our ESG focus areas and received many new recognitions Full - Year Results Highlights

4 We are being recognized for our sustainability efforts Sustainability Report Highlights New 2023 Recognitions ▪ Increased representation of women in management globally by 4% ▪ Achieved our goal to make our product environmental data 100% digitally accessible to customers ahead of schedule ▪ Reached 85% of products in our new product introduction funnel with a positive ESG impact ▪ Reduced total greenhouse gas emissions by 9% and increased renewable energy consumption to 15% ▪ Reduced water consumption by 9% through our focused efforts to reduce and reuse water in our operations ▪ Trained 100% of our professional employees and >93% of our total population on our Code of Conduct 2023 Highlights S ee nVent’s 2023 Sustainability Report for details. The 2023 Sustainability Report is not incorporated by reference. From Fortune . ©2023 Fortune Media IP Limited. All rights reserved. Used under license.

5 *The baseline year for our employee diversity goals is 2020, and the baseline year for our Planet and employee safety goals i s 2 019. Progress shown from baseline year through December 31, 2023. **In - scope product environmental data include RoHS, REACH, Prop 65, TSCA and Conflict Materials. *** Based on outbound products shipped from nVent facilities. See nVent’s 2023 Sustainability Report for details. The 2023 Sustainability Report is not incorporated by reference. Continued to execute on our long - term goals and set two new goals Environmental, Social and Governance Goals Progress

6 We value investor feedback and will continue to seek it through engagement initiatives *nVent outstanding shares and shareholder ownership are as of the time of fall outreach, which reflects June 30, 2023 data. Shareholder ownership is based on publicly disclosed ownership. Shareholder Engagement ▪ During our 2023 engagement process, members of the Board and management met with shareholders representing 26% of outstanding shares * on a range of topics, including: - ESG, including Scope 1, 2 and 3 emissions and our materiality assessment process - Board oversight of risk - Board composition and diversity - Business ethics - Inclusion and diversity - Human capital management - Shareholder engagement - Executive compensation

7 Experienced, Diverse Board 2024 Director Nominees (1) Our director nominees’ average tenure is calculated by full years of completed service based on date of initial appointment or election to our Board. * Including disability status, status as a veteran or spouse of a veteran, and LGBTQ+ status. Our Governance and Social Responsibility Committee reviews each candidate to assess the fit of their qualifications with the needs of the Board and our company. When considering additional dimensions of diversity* in addition to race and gender, eight of our nine Director nominees are diverse.

8 Good governance sets the foundation for success Governance Practices x All Directors are independent, except our Chair x I ndependent Lead Director with robust responsibilities set forth in our Corporate Governance Principles x Code of Ethics and annual ethics training x Stock ownership requirements for officers and Directors x Formal Director orientation and continuing education programs x Active shareholder outreach and engagement with Director participation x Annual ESG reporting x Board and Committee oversight of ESG, risk and cybersecurity matters

9 2023 Executive Compensation Structure 2023 Target Direct Compensation Mix 13% 17% 70% 26% 22% 52% CEO Other NEOs Base Salary Annual Incentives Long - Term Incentives 87 % at risk 74% at risk Annual Incentive Plan (“MIP”) Long - Term Incentive Plan 30% 30% 25% Revenue Adjusted EPS Free Cash Flow 15% ESG Scorecard 100% formulaic determination against pre - established metrics tied to our annual operating plan Consists of 5 quantitatively - measured metrics tied to goals disclosed in ESG report All NEOs paid on Enterprise - wide results to support One - nVent approach 50% 25% 25% – Performance Share Unit payout can range from 0 - 200% of target based on Relative TSR performance compared to S&P 400 Industrials over 3 - year performance period – Use of Relative TSR metric supports growth focus, aligns with shareholder experience, and provides clear line of sight for participants – If absolute TSR is negative, payout is capped at target – 200% payout for PSUs granted in 2021 (97 th percentile TSR) Restricted Stock Units 3 - year ratable vesting Stock Options 3 - year ratable vesting Performance Share Units 3 - year cliff vesting 139% payout for 2023

10 -50% 0% 50% 100% 150% Strong correlation between NEO pay and performance delivered to our shareholders Pay - for - Performance Alignment 2021 Payouts 188% MIP 50% PSU 2022 Payouts 156% MIP 142% PSU 2023 Payouts 139% MIP 200% PSU NVT TSR 75 th Percentile 50 th Percentile 25 th Percentile S&P 400 Industrials TSR 12/31/2021 12/31/2022 12/31/2023 12/31/2020 160% 92% 37% 8% Total Shareholder Return (TSR)

11 2023 was a year of exceptional performance and value creation Closing Summary ▪ Record sales, margins and cash flow ▪ 81 st percentile of the S&P 400 Industrials in total shareholder return ▪ Significant progress on our ESG priorities ▪ Strong correlation between pay and performance while delivering for shareholders

12 12 Appendix GAAP to Non - GAAP Measurements & Reconciliations

13 Reported to Adjusted 2023 Reconciliation

14 Reported to Adjusted 2022 Reconciliation

15 Organic Sales Growth and Free Cash Flow Reconciliation